CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 65 to File No. 33-50718; Amendment No. 67 to File No. 811-07102) of The Advisors' Inner Circle Fund II of our reports dated September 20, 2007, included in the 2007 Annual Reports to shareholders.

                                                          /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
November 26, 2007